Exhibit 1.2b

PUBLIC SERVICE ELECTRIC AND GAS COMPANY

Secured Medium-Term Notes, Series L
Due From 1 Year to 30 Years from Date of Issue

AMENDMENT NO. 1 TO

DISTRIBUTION AGREEMENT

December 4, 2017

BARCLAYS CAPITAL Inc. 745 Seventh Avenue New York, New York 10019	MIZUHO SECURITIES USA LLC 320 Park Avenue, 12th Floor New York, New York 10022
BNP Paribas Securities Corp. 787 Seventh Avenue, 7th Floor New York, New York 10019	MORGAN STANLEY & CO. LLC 1585 Broadway New York, New York 10036
BNY Mellon Capital Markets, LLC 101 Barclay Street, Third Floor New York, New York 10286	MUFG Securities AMERICAS Inc. 1221 Avenue of the Americas, 6th Floor New York, New York 10020
CIBC WORLD MARKETS CORP. 300 Madison Avenue, 5th Floor New York, New York 10017	RBC CAPITAL MARKETS, LLC Three World Financial Center 200 Vesey Street, 8th Floor New York, New York 10281
CREDIT SUISSE SECURITIES (USA) LLC Eleven Madison Avenue New York, New York 10010	Scotia capital (usa) inc. 250 Vesey Street New York, New York 10281
GOLDMAN SACHS & CO. LLC 200 West Street New York, New York 10282	WELLS FARGO SECURITIES, LLC 550 South Tryon Street Charlotte, North Carolina 28202
j.p. morgan Securities LLC 383 Madison Avenue New York, New York 10179

Ladies and Gentlemen:

Reference is made to the Distribution Agreement, dated September 7, 2016 (the “Distribution Agreement”), by and among Public Service Electric and Gas Company, a New Jersey corporation (the “Company”), and Barclays Capital Inc., BNP Paribas Securities Corp., BNY Mellon Capital Markets, LLC, CIBC World Markets Corp., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC,

Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC (each, an “Agent” and collectively, the “Agents” and, together with the Company, the “Parties”).

WHEREAS, on November 17, 2017, the Company filed with the Securities and Exchange Commission (the “SEC”) an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (File No. 333-221639) (the “New Registration Statement”), in respect of certain of the Company’s securities, in anticipation of the expiration of the Company’s automatic shelf registration statement on Form S-3 (File No. 333-200353) (the “Expiring Registration Statement”); and

WHEREAS, the Parties wish to amend the Distribution Agreement through this Amendment No. 1 (this “Amendment”) to (i) reference the New Registration Statement in lieu of the Expiring Registration Statement, (ii) update the names of the persons who may deliver opinions and disclosure statements to the Agents pursuant to Sections 5(a)(1) and 5(a)(c) of the Distribution Agreement and (iii) update the notice information for the Agents, as set forth below.

NOW, THEREFORE, in consideration of the mutual promises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree to the amendments set forth below, in each case with effect on and after December 4, 2017 (the “Effective Date”).

Capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Distribution Agreement.

1.                  Registration Statement File Number. On and after the Effective Date, the first sentence of the third paragraph of the Distribution Agreement is hereby amended so that the reference to the file number of the automatic shelf registration statement on Form S-3 filed by the Company with the SEC shall be File No. 333-221639.

2.                  Amendment to Section 5(a)(1). On and after the Effective Date, the lead-in language of Section 5(a)(1) is hereby revised as follows:

“(1) Opinion of Company Counsel. The opinion of Tamara L. Linde, Esq., the Executive Vice President and General Counsel of the Company, or Shawn P. Leyden, Esq., Vice President and Deputy General Counsel of PSEG Services Corporation, to the effect that:”.

3.                  Amendment to Section 5(a)(3). On and after the Effective Date, the reference to “Tamara L. Linde, Esq.” in the first sentence of Section 5(a)(3) shall be revised as follows: “Tamara L. Linde, Esq. or Shawn P. Leyden, Esq., as the case may be”.

4.                  Amendment to Section 13. On and after the Effective Date, the notice information for the Agents is hereby revised as follows:

“If to Agents:

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention.: Syndicate Registration

Telecopy: (646) 834-8133

BNP Paribas Securities Corp.
787 Seventh Avenue, 7th Floor
New York, New York 10019
Attention: Fixed Income Syndicate
Email: new.york.syndicate@bnpparibas.com

BNY Mellon Capital Markets, LLC

101 Barclay Street, Third Floor

New York, New York 10286
Attention: Debt Capital Markets
Telecopy: (212) 815-6403

CIBC World Markets Corp.
300 Madison Avenue, 5th Floor
New York, New York 10017

Attention: Execution Management
Email: dlcibcexecutionmanagement@cibc.com

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

Attention: IBCM-Legal

Facsimile: (212) 325-4296

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282
Attention: Registration Department
Telecopy: (212) 902-9316

j.p. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Attention: MTN Desk
Telecopy: (212) 834-6081

Mizuho Securities USA LLC
320 Park Avenue, 12th Floor
New York, New York 10022
Attention: Debt Capital Markets
Telecopy: (212) 205-7812

Morgan Stanley & Co. LLC
1585 Broadway, 29th Floor
New York, New York 10036
Attention: Investment Banking Division
Telecopy: (212) 507-8999

MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, NY 10020

Attention:  Capital Markets Group

Phone: (212) 405-7440

Telecopy: (646) 434-3455

RBC Capital Markets, LLC
Three World Financial Center
200 Vesey Street, 8th Floor

New York, New York 10281
Attention: Transaction Management/Scott Primrose
Telecopy: (212) 658-6137

Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

Attention: Debt Capital Markets/ Chief Legal Officer, U.S.

Telecopy:  (212) 225-6550

Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor

Charlotte, NC 28202

Attention: Transaction Management

Telecopy: (704) 410-0326”

5.                  Effectiveness. This Amendment shall become effective as of the Effective Date. Except as specifically amended by this Amendment, the Distribution Agreement shall remain in full force and effect and is hereby ratified and confirmed.

6.                  Counterparts. This Amendment may be executed in any number of counterparts and by the different Parties in separate counterparts, each of which shall be deemed an original, and all of which shall together constitute one and the same instrument.

7.                  Governing Law. This Amendment and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed in such State.

[Remainder of Page Intentionally Blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Amendment along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.

Public Service Electric and
Gas Company
By: /s/ Bradford D. Huntington
Name:	Bradford D. Huntington
Title:	Vice President and Treasurer

Accepted:

bARCLAYS cAPITAL iNC.

By: /s/ Robert Stowe
Name:	Robert Stowe
Title:	Managing Director

BNP Paribas Securities Corp.

By: /s/ Richard Murphy
Name:	Richard Murphy
Title:	Managing Director

BNY Mellon Capital Markets, LLC

By: /s/ Dan Klinger
Name:	Dan Klinger
Title:	Managing Director

CIBC WORLD MARKETS CORP.

By: /s/ Michael Kim
Name:	Michael Kim
Title:	Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By: /s/ Nevin Bhatia
Name:	Nevin Bhatia
Title:	Director

j.p. morgan Securities LLC

By: /s/ Som Bhattacharyya
Name:	Som Bhattacharyya
Title:	Executive Director

Goldman sachs & co. LLC

By: /s/ Raffael Fiumara
Name:	Raffael Fiumara
Title:	Vice President

MIZUHO SECURITIES USA LLC

By: /s/ Scott Trachsel
Name:	Scott Trachsel
Title:	Managing Director

MORGAN STANLEY & CO. LLC

By: /s/ Yurij Slyz
Name:	Yurij Slyz
Title:	Executive Director

MUFG Securities Americas Inc.

By: /s/ Richard Testa
Name:	Richard Testa
Title:	Managing Director

RBC CAPITAL MARKETS, LLC

By: /s/ Scott G. Primrose
Name:	Scott G. Primrose
Title:	Authorized Signatory

Scotia capital (usa) inc.

By: /s/ Paul McKeown
Name:	Paul McKeown
Title:	Managing Director & Head

WELLS FARGO SECURITIES, LLC

By: /s/ Carolyn Hurley
Name:	Carolyn Hurley
Title:	Director